EXHIBIT 5.1




                                October 23, 2000

Triton  Energy  Limited
Caledonian  House
Mary  Street,  P.O.  Box  1043
George  Town
Grand  Cayman,  Cayman  Islands

Dear  Sirs:

     This opinion is delivered in connection with the Registration Statement (the "Registration Statement") on Form S-8 filed with the Securities and Exchange Commission by Triton Energy Limited, a Cayman Islands company (the "Company"), under the Securities Act of 1933, as amended (the "Act"), relating to 1,200,000 of the Company's Ordinary Shares, par value $.01 per share (the "Shares"), issuable pursuant to the Company's 2000 Broad Based Share Compensation Plan (the "Plan").

     I am familiar with the Memorandum and Articles of Association of the Company, each as amended to date. In addition, I have examined such corporate records, documents and other instruments and have made such other examinations and inquiries as I have deemed necessary to enable me to express the opinions set forth herein. I am a member of the bar of the State of Texas and any opinion herein as to the laws of the Cayman Islands is based upon the latest generally available compilation of the statutes and case law of such jurisdiction.

     Based upon the foregoing, subject to the qualifications and limitations stated herein, and limited in all respects to the laws of the State of Texas, the Companies Law (1995 Revision) of the Cayman Islands and the laws of the United States of America, I am of the opinion that the Shares have been duly authorized and, when issued in accordance with the terms of the Plan, will be validly issued, fully paid and nonassessable.

     I hereby consent to the use of this opinion as an exhibit to the Registration Statement and the use of my name under the caption "Legal Matters" in the Prospectus forming a part of the Registration Statement and in Item 5 of the Registration Statement.


                                      Very truly yours,

                                      Triton Energy Limited

                                      By: /s/  Thomas J. Murphy
                                               ------------------------
                                               Thomas J. Murphy, General Counsel